Exhibit 99.2

supplemental report first quarter 2017 1 Plano Pediatrics B Plano, TX

Overview 3 Portfolio Summary 4 Capitalization and Debt 6 Investment Summary - Fundings & Dispositions 9 Developments and Redevelopments 10 Capital Expenditures 12 Portfolio Diversification 13 Same Property Portfolio 15 Expirations and Maturities 16 Triple-net Master Lease Profile 17 Portfolio Senior Housing Triple-net 18 Senior Housing Operating Portfolio 22 Life Science 28 Medical Office 31 Other 34 Unconsolidated Joint Ventures 37 Guidance 38 Glossary and Debt Ratios 39 TABLE OF Company Information 45 Forward-Looking Statements & Risk Factors 46 Discussion and Reconciliation of Non-GAAP Financial Measures 2

THE NUMBERS

Overview[1]

As of and for the quarter ended March 31, 2017, dollars, square feet and shares in thousands, except per share data

	1Q17	Full Year 2017 Guidance (May 2, 2017)
Financial Metrics		
Diluted earnings per common share	$0.97	$1.43 - $1.49
Diluted FFO per common share	$0.61	$1.99 - $2.05
Diluted FFO as adjusted per common share	$0.51	$1.89 - $1.95
Dividends per common share	$0.37	$1.48
Investment	$16,935,605	
Total rental and operating revenue[2]	553,048	
NOI[2]	333,908	
Cash NOI and interest income[2]	351,671	
Same Property Portfolio Cash NOI Growth		
Senior housing triple-net	5.1%	3.9% - 4.9%
Senior housing operating portfolio ("SHOP")	2.9%	2.0% - 3.0%
Life science	4.7%	2.5% - 3.5%
Medical office	4.4%	2.0% - 3.0%
Other	0.5%	0.8% - 1.8%
Total Portfolio	**4.0%**	**2.5% - 3.5%**
Same Property Portfolio NOI Growth	2.6%	1.2% - 2.2%

(1) Reconciliations, definitions and important discussions regarding the usefulness and limitations of the non-GAAP financial measures used in this report can be found at http://ir.hcpi.com/financial-reconciliation.
(2) Includes the Company's share of unconsolidated joint ventures ("JVs") and assets sold in the quarter.
(3) Financial Leverage is targeted to be in the 43% to 44% range and Net Debt to Adjusted EBITDA is targeted to be in the low to mid six-times range by the end of 2017, reflecting the impact from the sale of 64 Brookdale Senior Living ("Brookdale") assets in March 2017 and the sale and refinancing of a 40% interest in the RIDEA II senior housing JV ("RIDEA II") that occurred in January 2017.

	1Q17
Capitalization	
Common stock outstanding and DownREIT units	475,091
Total Market Equity	$14,860,847
Total Debt	8,493,695

	1Q17
Debt Ratios	
Financial Leverage	45.7%[3]
Secured Debt Ratio	1.7%
Net Debt to Adjusted EBITDA	5.8x[3]
Adjusted Fixed Charge Coverage	3.6x

	Property Count	Capacity	Occupancy
Portfolio Statistics			
Senior housing triple-net	209	20,559	86.4%
SHOP	153	25,472	87.6%
Life science	120	7,220	96.5%
Medical office	239	18,221	92.1%
Other	80	N/A	N/A
Total	**801**	N/A	N/A

3

Portfolio Summary

As of and for the quarter ended March 31, 2017, dollars in thousands

	Property Count	Age	Investment	Cash NOI and Interest Income[1]	Private Pay %[1][2]
Property Portfolio					
Senior housing triple-net	209	19	$ 3,856,908	$ 97,084	91.9
SHOP	81	22	2,311,633	45,693	98.6
Life science	116	20	3,563,282	67,697	100.0
Medical office	238	23	3,851,338	72,546	100.0
Other	76	31	922,617	27,623	79.7
	720	**22**	**$ 14,505,778**	**$ 310,643**	**95.5**
Debt Investments					
Other	—	N/A	$ 806,816	$ 18,331	—
Developments					
Life science	—	N/A	$ 268,818	$ —	—
Medical office	—	N/A	77,748	—	—
	—	**N/A**	**$ 346,566**	**$ —**	—
HCP's Share of Unconsolidated JVs[3]					
SHOP	72	21	$ 1,169,522	$ 20,341	84.3
Life science	4	20	87,973	1,618	100.0
Medical office	1	22	9,800	339	100.0
Other	4	39	9,150	399	12.8
	81	**22**	**$ 1,276,445**	**$ 22,697**	**84.4**
Total					
Senior housing triple-net	209	19	$ 3,856,908	$ 97,084	91.9
SHOP	153	22	3,481,155	66,034	92.7
Life science	120	20	3,920,073	69,315	100.0
Medical office	239	23	3,938,886	72,885	100.0
Other	80	32	1,738,583	46,353	79.0
	801	**22**	**$ 16,935,605**	**$ 351,671**	**94.5**

(1) Includes income from assets sold in the quarter.
(2) Self-pay and private insurance (including managed care) revenues as a percentage of total property revenues for the most recent trailing 12 months available, weighted based on current quarter Cash NOI including assets sold in the quarter. Revenues for medical office properties are considered 100% private pay.
(3) HCP's pro rata share information is prepared on a basis consistent with the comparable consolidated amounts by applying our actual ownership percentage for the period, and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period.
(4) Current quarter Cash NOI and interest income pro forma to exclude the Cash NOI for 64 Senior housing triple-net properties sold in March 2017 and the sale of a 40% interest in RIDEA II that closed in January 2017.

CASH NOI AND INTEREST INCOME[1]



Other
13%
Senior housing
triple-net
27%
$351.7M
Medical office
21%
SHOP
19%
Life science
20%

PRO FORMA CASH NOI AND INTEREST INCOME[4]



Other
14%
Senior housing
triple-net
23%
$327.3M
Medical office
22%
SHOP
20%
Life science
21%

4

Portfolio Summary

For the quarter ended March 31, 2017, dollars in thousands

NOI, CASH NOI AND INTEREST INCOME[1]

		Rental and Operating Revenue		Operating Expenses		NOI[2]		Cash NOI[2]		Interest Income		Cash NOI and Interest Income
Wholly-Owned												
Senior housing triple-net	$	100,034	$	(1,111)	$	98,923	$	97,084	$	—	$	97,084
SHOP		140,228		(94,539)		45,689		45,693		—		45,693
Life science		85,321		(17,319)		68,002		67,697		—		67,697
Medical office		118,371		(44,864)		73,507		72,546		—		72,546
Other		29,883		(1,248)		28,635		27,623		18,331		45,954
	$	**473,837**	**$**	**(159,081)**	**$**	**314,756**	**$**	**310,643**	**$**	**18,331**	**$**	**328,974**
HCP's Share of Unconsolidated JVs												
SHOP[3]	$	76,364	$	(59,527)	$	16,837	$	20,341	$	—	$	20,341
Life science		1,940		(371)		1,569		1,618		—		1,618
Medical office		489		(142)		347		339		—		339
Other		418		(19)		399		399		—		399
	$	**79,211**	**$**	**(60,059)**	**$**	**19,152**	**$**	**22,697**	**$**	**—**	**$**	**22,697**
Total												
Senior housing triple-net	$	100,034	$	(1,111)	$	98,923	$	97,084	$	—	$	97,084
SHOP		216,592		(154,066)		62,526		66,034		—		66,034
Life science		87,261		(17,690)		69,571		69,315		—		69,315
Medical office		118,860		(45,006)		73,854		72,885		—		72,885
Other		30,301		(1,267)		29,034		28,022		18,331		46,353
	$	**553,048**	**$**	**(219,140)**	**$**	**333,908**	**$**	**333,340**	**$**	**18,331**	**$**	**351,671**

(1) Includes assets sold in the quarter.

(2) Includes $5.6 million attributable to non-controlling interests, excluding five limited liability companies in which the Company is the managing member and non-managing member units are exchangeable for an amount of cash based on the then-current market value of shares of the Company's common stock at the time of conversion or, at the Company's election, shares of the Company's common stock.

(3) The NOI and Cash NOI variance primarily relates to the treatment of the non-refundable portion of Entrance Fees, which are deferred and amortized over the estimated stay of the resident for NOI and are recognized upon receipt, net of reserve, for Cash NOI.

5

Capitalization Dollars and shares in thousands, except price per share data TOTAL CAPITALIZATION March 31, 2017 Shares Value Total Value Convertible partnership (DownREIT) units 6,645 31.28 207,856 Consolidated Debt N/A 8,141,452 HCP’s share of unconsolidated JV debt N/A 352,243 COMMON STOCK AND EQUIVALENTS Common stock equivalent securities: Dilutive impact of options 66 66 66 Total common stock and equivalents 476,454 475,173 475,173 6 Convertible partnership (DownREIT) units 6,645 6,645 6,645 Restricted stock and units 1,297 163 163 Shares Outstanding March 31, 2017 Weighted Average Shares Three Months Ended March 31, 2017 Diluted Diluted EPSFFO Common stock 468,446 468,299 468,299 Total Market Equity and Total Debt 475,091 $ 23,354,542 Total Market Equity and Consolidated Debt 475,091 $ 23,002,299 Total Market Equity 475,091 $ 14,860,847 Common stock (NYSE: HCP)468,446 $ 31.28 $ 14,652,991

Indebtedness and Ratios

As of March 31, 2017, dollars in thousands

DEBT MATURITIES AND SCHEDULED PRINCIPAL REPAYMENTS (AMORTIZATION)

			Senior Unsecured Notes		Mortgage Debt			HCP's Share of Unconsolidated JV Debt		Total Debt	
	Bank Line of Credit[1]	Term Loan[2]	Amounts	Rates %[3]	Amounts	Rates %[3]	Consolidated Debt	Amounts[4]	Rates %[3]	Amounts	Rates %[3]
2017[5]	$ —	$ —	$ 250,000	5.72	$ 2,604	—	$ 252,604	$ 33,358	3.71	$ 285,962	5.43
2018	492,421	—	—	—	3,641	—	496,062	28,053	3.73	524,115	1.75
2019	—	274,956	450,000	3.95	3,839	—	728,795	16,487	3.63	745,282	3.25
2020	—	—	800,000	2.79	3,907	5.08	803,907	10,877	4.21	814,784	2.82
2021	—	—	1,200,000	5.54	11,277	5.38	1,211,277	39,789	4.34	1,251,066	5.50
2022	—	—	900,000	3.93	2,861	—	902,861	14,688	4.41	917,549	3.92
2023	—	—	800,000	4.39	2,993	—	802,993	3,205	3.96	806,198	4.38
2024	—	—	1,150,000	4.17	3,131	—	1,153,131	87	—	1,153,218	4.16
2025	—	—	1,350,000	3.94	3,276	—	1,353,276	18,063	3.87	1,371,339	3.93
2026	—	—	—	—	3,213	3.03	3,213	94	—	3,307	2.95
Thereafter	—	—	300,000	6.88	101,007	4.17	401,007	2,901	3.90	403,908	6.18
Subtotal	**$ 492,421**	**$ 274,956**	**$ 7,200,000**		**$ 141,749**		**$ 8,109,126**	**$ 167,602**		**$ 8,276,728**	
Other debt[6]	—	—	—		—		91,263	185,298		276,561	
(Discounts), premiums and debt costs, net	—	(853)	(63,664)		5,580		(58,937)	(657)		(59,594)	
Total	**$ 492,421**	**$ 274,103**	**$ 7,136,336**		**$ 147,329**		**$ 8,141,452**	**$ 352,243**		**$ 8,493,695**	
Weighted average interest rate %	1.65	2.11	4.34		4.24		4.10	3.98		4.10	
Weighted average maturity in years	1.0	1.4	6.2		20.3		6.0	3.7		5.9	

(1) Represents £394 million translated into U.S. dollars at March 31, 2017. The Company repaid $131 million on its credit facility in April 2017. The $2.0 billion unsecured revolving line of credit facility matures on March 31, 2018 and contains a one-year extension option. Based on the Company's credit ratings at April 28, 2017, the interest rate on the facility was LIBOR plus 1.05%, and the facility fee was 0.20%.
(2) Represents £220 million translated into U.S. dollars.
(3) The rates are reported in the year in which the related debt matures.
(4) Reflects pro rata share of mortgage and other debt in the Company's unconsolidated JVs.
(5) The Company repaid $250 million of senior notes on May 1, 2017.
(6) Represents non-interest bearing Entrance Fee deposits at certain of the Company's senior housing facilities and demand notes that have no scheduled maturities.

7

Indebtedness and Ratios

As of March 31, 2017, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

DEBT STRUCTURE

			Balance	% of Total	Weighted Average Interest Rate	Weighted Average Years to Maturity
Secured	Fixed rate	$	237,213	3	4.21%	14.1
	Floating rate		72,138	1	3.75%	2.3
	Combined	**$**	**309,351**	**4**	**4.10%**	**11.3**
Unsecured	Fixed rate		7,474,956	90	4.26%	6.0
	Floating rate		492,421	6	1.65%	1.0
	Combined	**$**	**7,967,377**	**96**	**4.10%**	**5.7**
Total	Fixed rate		7,712,169	93	4.26%	6.2
	Floating rate		564,559	7	1.92%	1.2
	Combined	**$**	**8,276,728**	**100**	**4.10%**	**5.9**
	Other debt[1]		276,561			
	(Discounts), premiums and debt costs, net		(59,594)			
	Total Debt	$	8,493,695			

FINANCIAL COVENANTS[2]

	Bank Line of Credit	
	Requirement	Actual Compliance
Leverage Ratio	No greater than 60%	45%
Secured Debt Ratio	No greater than 30%	4%
Unsecured Leverage Ratio	No greater than 60%	50%
Fixed Charge Coverage Ratio (12 months)	No less than 1.50x	3.5x

CREDIT RATINGS (SENIOR UNSECURED DEBT)

Moody's	Baa2 (Stable)
S&P Global	BBB (Stable)
Fitch	BBB (Stable)

(1) Represents non-interest bearing Entrance Fee deposits at certain of the Company's senior housing facilities and demand notes that have no scheduled maturities.
(2) Calculated based on the definitions contained in the credit agreement, which may differ from similar terms used in the Company's consolidated financial statements as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company's consolidated amounts and its proportionate share of unconsolidated JVs.

8

Investment Summary | Fundings & Dispositions

For the quarter ended March 31, 2017, dollars and square feet in thousands

INVESTMENT SUMMARY

Description	Three Months Ended March 31, 2017
Development fundings	$ 39,831
Redevelopment fundings	5,100
Loan fundings	15,000
Total	**$ 59,931**

DISPOSITIONS[1]

	Date	Capacity	Property Count	Property Type	Sales Price	Trailing Yield[2] NOI	Trailing Yield[2] Cash NOI
Wholly-Owned							
Salt Lake City, UT	January	324 Sq. Ft.	4	Life Science	$ 75,750		
Memphis, TN	January	130 Units	1	SHOP	2,250		
RIDEA II sale of partnership interest[3]	January	N/A	N/A	SHOP	363,200		
Palm Beach Gardens, FL	February	199 Beds	1	Hospital	43,426		
Various Brookdale	March	5,967 Units	64	Senior Housing	1,125,000		
			70		**$ 1,609,626**	**8.1%**	**7.9%**

(1) In March 2017, the Company also sold its Four Seasons Health Care debt investments generating total proceeds of £112 million ($136 million), consisting of £29 million ($35 million) related to a senior secured term loan yielding 5.7%, and £83 million ($101 million) related to senior notes that were on cost recovery. The disposition of the senior notes generated a £42 million ($51 million) gain on sale, net as the sales price was above the previously impaired carrying value of £41 million ($50 million).

(2) Represents the average yield using NOI and Cash NOI for the 12-month period ended prior to the disposal date.

(3) The sale of a 40% interest in the RIDEA II portfolio generated $480 million of proceeds, which included refinancing proceeds.

9

Developments

As of March 31, 2017, dollars and square feet in thousands

DEVELOPMENT PROJECTS IN PROCESS

Name of Project	MSA	Segment	Placed in Service[1]	Construction in Progress ("CIP")	Cost to Complete	Total at Completion
Wholly-Owned						
Pearland II	Houston, TX	Medical office	$ 5,400	$ 10,415	$ 2,985	$ 18,800
Sky Ridge	Denver, CO	Medical office	17,692	14,290	5,569	37,551
Cypress	Houston, TX	Medical office	16,573	14,183	9,450	40,206
The Cove at Oyster Point - Phase I	San Francisco, CA	Life science	103,524[2]	74,133	13,143	190,800
Woodlands Plaza IV	Houston, TX	Medical office	—	21,555	15,495	37,050
The Cove at Oyster Point - Phase II	San Francisco, CA	Life science	—	136,462	84,024	220,486
Ridgeview	San Diego, CA	Life science	—	31,695	30,305	62,000
The Cove at Oyster Point - Phase III	San Francisco, CA	Life science	—	26,528	184,583	211,111
Medical City Dallas Garage	Dallas, TX	Medical office	—	832	15,468	16,300
			$ 143,189	**$ 330,093**	**$ 361,022**	**$ 834,304**

Projected weighted average stabilized yield on development projects over respective market cap rates: 150 — 200 bps

	Health System Affiliate	Project Capacity: Placed in Service/ Occupied	Sq. Ft. Under Construction	Total Project	Unit of Measure	% of Total Project Leased	Project Start	Actual/Estimated Occupancy: Initial	Stabilized
Wholly-Owned									
Pearland II	Memorial Hermann	25	72	97	Sq. Ft.	69	2Q14	1Q16	3Q18
Sky Ridge	HCA	39	79	118	Sq. Ft.	54	3Q14	1Q16	2Q18
Cypress	Memorial Hermann	62	103	165	Sq. Ft.	41	1Q15	1Q16	3Q18
The Cove at Oyster Point - Phase I	N/A	114[2]	133	247	Sq. Ft.	100	1Q15	3Q16	4Q17
Woodlands Plaza IV	Memorial Hermann	—	170	170	Sq. Ft.	100	1Q16	2Q17	2Q18
The Cove at Oyster Point - Phase II	N/A	—	231	231	Sq. Ft.	100	1Q16	4Q17	1Q18
Ridgeview	N/A	—	301	301	Sq. Ft.	50	2Q16	2Q18	1Q19
The Cove at Oyster Point - Phase III	N/A	—	336	336	Sq. Ft.	—	4Q16	4Q18	4Q19
Medical City Dallas Garage	HCA	—	258	258	Sq. Ft.	N/A	1Q17	N/A	N/A
		240	**1,683**	**1,923**		**60**			

(1) Cash NOI for assets placed in service was $1.6 million for the three months ended March 31, 2017.

(2) Project costs placed in service relate to 114,000 square feet of lab space and 32,000 square feet of amenity space.

10

Redevelopments and Land Held for Development

As of March 31, 2017, dollars and square feet in thousands

REDEVELOPMENT PROJECTS IN PROCESS

Name of Project	MSA	Segment	Placed in Service	CIP	Costs to Complete	Total at Completion	Project Start	Estimated Completion
Wholly-Owned								
Medical City Dallas Garage	Dallas, TX	Medical office	$ —	$ 7,844	$ 1,456	$ 9,300	3Q16	2Q17
Yorktown	Washington, DC	Medical office	109	1,704	4,395	6,208	3Q16	3Q17
Aurora I and II	Denver, CO	Medical office	970	1,095	6,823	8,888	3Q16	3Q17
Museum Medical Tower	Houston, TX	Medical office	434	1,409	8,205	10,048	3Q16	3Q17
Sunrise Tower IV	Las Vegas, NV	Medical office	308	2,197	3,995	6,500	3Q16	3Q17
One Fannin	Houston, TX	Medical office	1,169	2,037	4,794	8,000	4Q16	4Q17
			$ 2,990	**$ 16,286**	**$ 29,668**	**$ 48,944**		

Projected weighted average return on incremental capital invested: 9.0% — 12.0%

LAND HELD FOR DEVELOPMENT

Project	MSA	Segment	Gross Site Acreage	Estimated Rentable Sq. Ft. / Units	Investment to Date
Wholly-Owned					
Sierra Point	San Francisco, CA	Life science	23	540 Sq. Ft.	$ 92,326
Forbes Research Center	San Francisco, CA	Life science	8	326 Sq. Ft.	46,530
The Cove at Oyster Point - Phase IV	San Francisco, CA	Life science	2	164 Sq. Ft.	11,958
Britannia Modular Labs III	San Francisco, CA	Life science	2	106 Sq. Ft.	10,755
Poway II	San Diego, CA	Life science	26	465 Sq. Ft.	42,643
Bressi Ranch II[1]	San Diego, CA	Life science	18	300 Sq. Ft.	26,302
Torrey Pines Science Center	San Diego, CA	Life science	6	93 Sq. Ft.	11,439
Directors Place	San Diego, CA	Life science	4	82 Sq. Ft.	6,000
Remaining	Various	Various	13	N/A	4,589
			102	**2,076 Sq. Ft.**	**$ 252,542**
HCP's Share of Unconsolidated JVs					
Oakmont Village	Santa Rosa, CA	SHOP	3	74 Units	$ 2,235
Waldwick	New York, NY	SHOP	4	79 Units	2,274
Brandywine	Philadelphia, PA	SHOP	8	67 Units	797
			15	**220 Units**	**$ 5,306**
			117		**$ 257,848**

(1) Bressi Ranch II was sold April 2017 for $26.8 million.

11

Capital Expenditures | First Quarter

For the quarter ended March 31, 2017, dollars in thousands except per unit/square foot

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Wholly-Owned						
Recurring capital expenditures	$ 1,306	$ 4,753	$ 1,096	$ 1,838	$ 132	$ 9,125
Tenant improvements - 2nd generation	—	—	2,418	5,991	—	8,409
Lease commissions	—	—	1,629	3,530	—	5,159
Total recurring capital expenditures	**$ 1,306**	**$ 4,753[1]**	**$ 5,143**	**$ 11,359**	**$ 132**	**$ 22,693**
Revenue enhancing capital expenditures	6,564	5,026[2]	251	370	—	12,211
Initial Capital Expenditures ("ICE")[3]	—	176	136	161	—	473
Tenant improvements - 1st generation	—	—	3,808	5,210	—	9,018
Development	—	(337)[4]	35,927	4,015	—	39,605
Redevelopment	—	—	130	4,970	—	5,100
Capitalized interest	—	41	2,392	657	—	3,090
Total capital expenditures	**$ 7,870**	**$ 9,659**	**$ 47,787**	**$ 26,742**	**$ 132**	**$ 92,190**
HCP's Share of Unconsolidated JVs						
Recurring capital expenditures	$ —	$ 1,173	$ 11	$ 3	$ —	$ 1,187
Tenant improvements - 2nd generation	—	—	—	—	—	—
Lease commissions	—	—	16	5	—	21
Total recurring capital expenditures	**$ —**	**$ 1,173**	**$ 27**	**$ 8**	**$ —**	**$ 1,208**
Revenue enhancing capital expenditures	—	2,739	—	—	—	2,739
ICE[3]	—	5	—	—	—	5
Tenant improvements - 1st generation	—	—	59	—	—	59
Development	—	226	—	—	—	226
Capitalized interest	—	20	—	—	—	20
Total capital expenditures	**$ —**	**$ 4,163**	**$ 86**	**$ 8**	**$ —**	**$ 4,257**
Total including unconsolidated JVs	**$ 7,870**	**$ 13,822**	**$ 47,873**	**$ 26,750**	**$ 132**	**$ 96,447**
Recurring capital expenditures per unit/sq. ft.[5]	NM	$315 per Unit	$0.16 per Sq. Ft.	$0.10 per Sq. Ft.	NM	

(1) Includes $0.6 million attributable to non-controlling interests.
(2) Revenue enhancing capital expenditures for SHOP are $412 per unit. The per unit based on majority type is $267, $398 and $716 for independent living ("IL"), assisted living ("AL") and CCRC, respectively.
(3) Expenditures required to bring a newly acquired property up to standard. The expenditures are typically identified during underwriting and incurred within the first year of ownership.
(4) Net credits relate to other adjustments.
(5) Recurring capital expenditures for SHOP are $315 per unit. The per unit based on majority type is $274, $281, and $368 for CCRC, IL and AL, respectively.

12

Portfolio Diversification MSA As of and for the quarter ended March 31, 2017, dollars in thousands, includes HCP’s pro rata share of unconsolidated JVs CASH NOI AND INTEREST INCOME BY MSA(1) Senior Housing Triple-net Life Science Medical Office % of Total MSA Properties SHOP Other Total Dallas, TX 42 4,847 1,630 — 8,593 7,353 22,423 6 San Diego, CA 37 767 613 13,963 2,087 — 17,430 5 Los Angeles, CA 13 4,244 1,557 — 1,278 3,589 10,668 3 Washington, DC 20 6,679 2,350 — 903 — 9,932 3 Seattle, WA 13 2,665 — — 6,459 — 9,124 3 Cash NOI 801 $ 97,084 $ 66,034 $ 69,315 $ 72,885 $ 28,022 $ 333,340 95 Total 801 $ 97,084 $ 66,034 $ 69,315 $ 72,885 $ 46,353 $ 351,671 100 (1) Cash NOI includes assets sold in the quarter. 13 Interest income —————18,331 18,331 5 Remaining 503 66,521 35,353 12,018 37,131 15,659 166,682 47 Miami, FL25 1,070 5,584 —2,135 1,093 9,882 3 Tampa, FL11 1,687 7,877 —392 —9,956 3 Denver, CO 22 3,656 4,405 —4,520 —12,581 4 Houston, TX39 2,465 6,665 —8,636 328 18,094 5 San Francisco, CA 76 $ 2,483 $ —$ 43,334 $ 751 $ —$ 46,568 13

Portfolio Diversification | Operator/Tenant

As of and for the quarter ended March 31, 2017, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

CASH NOI AND INTEREST INCOME BY OPERATOR/TENANT[1]

	Tenant/Credit Exposure							SHOP/Operator Exposure		
Operator/Tenant	Property Count	Senior Housing Triple-net	Life Science	Medical Office	Other	Total	% of Total Cash NOI and Interest Income	Property Count	SHOP	% of Total Cash NOI and Interest Income
Brookdale	103	$ 56,618	$ —	$ —	$ —	$ 56,618	16	124	$ 59,100	17
Sunrise Senior Living	48	21,848	—	—	—	21,848	6	—	—	—
Amgen	7	—	12,497	—	—	12,497	4	—	—	—
HC-One	36	—	—	—	11,249	11,249	3	—	—	—
Tandem Consulate Health Care	—	—	—	—	7,505	7,505	2	—	—	—
Hospital Corporation of America	7	—	—	1,152	5,930	7,082	2	—	—	—
Remaining	447	18,618	56,818	71,733	21,669	168,838	48	29	6,934	2
	648	**$ 97,084**	**$ 69,315**	**$ 72,885**	**$ 46,353**	**$ 285,637**	**81**	**153**	**$ 66,034**	**19**

CASH NOI AND INTEREST INCOME BY OPERATOR/TENANT - PRO FORMA FOR BROOKDALE TRANSACTIONS[1]

	Tenant/Credit Exposure							SHOP/Operator Exposure		
Operator/Tenant	Property Count	Senior Housing Triple-net	Life Science	Medical Office	Other	Total	% of Total Cash NOI and Interest Income	Property Count	SHOP	% of Total Cash NOI and Interest Income
Brookdale[2]	78	$ 31,238	$ —	$ —	$ —	$ 31,238	9	124	$ 57,334	18
Sunrise Senior Living	48	21,848	—	—	—	21,848	7	—	—	—
Amgen	7	—	12,497	—	—	12,497	4	—	—	—
HC-One	36	—	—	—	11,249	11,249	3	—	—	—
Tandem Consulate Health Care	—	—	—	—	7,505	7,505	2	—	—	—
Hospital Corporation of America	7	—	—	1,152	5,930	7,082	2	—	—	—
Remaining	450	18,842	56,818	71,733	21,669	169,062	53	29	6,934	2
	626	**$ 71,928**	**$ 69,315**	**$ 72,885**	**$ 46,353**	**$ 260,481**	**80**	**153**	**$ 64,268**	**20**

(1) Cash NOI includes assets sold in the quarter.
(2) Brookdale exposure is pro forma to exclude the Cash NOI for 64 properties sold in March 2017, the previously announced planned sale or transition of 25 triple-net assets and the sale of a 40% interest in RIDEA II that closed in January 2017.

14

Same Property Portfolio As of March 31, 2017, dollars in thousands, includes HCP’s pro rata share of unconsolidated JVs THREE-MONTH SPP SHOP 123 2,941,501 84 88.1% 89.4% 2.9% 2.9% 88.1% 88.7% 3.2% 3.2% Medical office 217 3,327,277 86 92.3% 92.0% 3.2% 4.4% 92.3% 92.3% (0.3%) 0.4% Total Portfolio 740 $ 14,458,009 92 2.6% 4.0% 0.5% 0.4% Plano Pediatrics A Plano, TX 2159 Other 79 913,859 98 N/A N/A 2.1%0.5%N/A N/A 2.0%2.4% Life science 117 3,496,026 96 97.3% 97.8% 4.0%4.7%97.3% 97.3% 2.3%4.0% Percent of Property Property Count Investment Portfolio Year-Over-Year Sequential Occupancy Growth Occupancy Growth 1Q17 1Q16 NOI Cash NOI 1Q17 4Q16 NOI Cash NOI Senior housing triple-net204 $ 3,779,346 98 86.5% 87.0% 0.7%5.1%86.5% 86.8% (2.5%)(5.1%)

Expirations and Maturities[1]

As of March 31, 2017, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

EXCLUDES PURCHASE AND PREPAYMENT OPTIONS

			Annualized Base Rent				
Year	Total	% of Total	Senior Housing Triple-net	Life Science	Medical Office	Other	Interest Income
2017[2]	$ 102,118	9	$ 12,787	$ 29,278	$ 60,053	$ —	$ —
2018	177,880	15	25,897	63,811	54,854	982	32,336
2019	104,794	9	2,238	18,766	48,833	7,448	27,509
2020	121,303	10	38,574	21,111	52,479	8,375	764
2021	95,246	8	9,901	44,658	36,752	1,861	2,074
2022	62,401	5	1,476	20,300	26,612	13,107	906
2023	109,341	9	43,494	42,122	14,430	—	9,295
2024	53,155	5	19,260	3,465	15,357	15,073	—
2025	79,117	7	9,602	18,470	29,182	21,863	—
2026	30,351	3	5,599	5,788	18,964	—	—
Thereafter	225,118	20	146,829	19,650	23,322	35,317	—
	$ 1,160,824	100	$ 315,657	$ 287,419	$ 380,838	$ 104,026	$ 72,884
Weighted average maturity in years	6.0		8.9	4.3	4.2	8.6	2.8

REFLECTS PURCHASE AND PREPAYMENT OPTIONS

			Annualized Base Rent				
Year	Total	% of Total	Senior Housing Triple-net	Life Science	Medical Office	Other	Interest Income[3]
2017[2]	$ 168,727	15	$ 12,787	$ 29,278	$ 66,817	$ —	$ 59,845
2018	145,032	12	25,897	63,811	53,413	982	929
2019	98,120	8	2,238	18,766	45,766	21,290	10,060
2020	125,027	11	38,574	26,955	51,123	8,375	—
2021	105,669	9	9,901	44,658	48,105	1,861	1,144
2022	60,778	5	1,476	20,300	24,989	13,107	906
2023	97,644	8	43,494	42,122	12,028	—	—
2024	39,114	3	19,260	3,465	15,158	1,231	—
2025	79,887	7	9,602	18,470	29,952	21,863	—
2026	21,617	2	5,599	5,788	10,230	—	—
Thereafter	219,209	20	146,829	13,806	23,257	35,317	—
	$ 1,160,824	100	$ 315,657	$ 287,419	$ 380,838	$ 104,026	$ 72,884

(1) Excludes assets sold in the quarter.
(2) Includes month-to-month and holdover leases.
(3) Reflects the earliest point at which there is no prepayment penalty.

16

Triple-Net Master Lease Profile(1) INVESTMENT TYPE Senior Housing Other No Corporate Guaranty Share of HCP Cash NOI and Interest Income % 0.3% 1.2% 1.9% 0.1% 1.0% 0.9% 0.3% 1.2% 0.6% 0.4% 1.2% 0.6% 0.2% 2158 0 2 4 6 8 10 12 14 16 TERM (YEARS TO EXPIRATION) % of HCP Cash NOI and Interest Income Weighted Average Maturity in Years EBITDAR CFC # of Leases Guaranty(2) (1) Agreements with cross-default protections are presented as a single master lease, including agreements that will be added to a master lease upon third-party debt repayment. Excludes properties sold in the quarter and master leases with properties acquired during the period required to calculate CFC. (2) Percentage of Cash NOI (excluding Cash NOI from assets sold in the quarter) supported by a corporate guaranty. 1.00x - 1.25x 15.5 14 7.9 77.4% 1.51x and above 3.6 5 7.2 100.0% 17 EBITDAR CFC (TRAILING 12 MONTHS ENDED 12/31/2016) 0.50x 0.75x 1.00x 1.25x 1.50x 1.75x 2.00x 2.25x 132.0.500xx 1.26x - 1.50x 3.1 3 15.6 64.5% Less than 1.0x 2.4 4 9.3 33.3% 1.7% 0.5% 1.0% 0.1% 0.3% 1.1% 0.8% 1.2% 0.3% 0.6% 6.4%0.1% 0.6%

Senior Housing Triple-net

As of and for the quarter ended March 31, 2017, dollars in thousands, except REVPOR

Property Portfolio	Property Count	Investment	Cash NOI	Units	Occupancy %	REVPOR	EBITDARM CFC	EBITDAR CFC
Operating Leases:[1]								
Assisted living	147	$ 2,218,020	$ 59,427	11,526	86.4	$ 5,402	1.33x	1.13x
Independent living	26	555,525	17,010	3,448	88.3	3,849	1.29x	1.14x
CCRC	9	455,426	11,257	2,462	85.2	5,865	1.29x	1.08x
Direct Financing Leases:								
AL	27	627,937	9,390	3,123	84.9	7,009	1.33x	1.02x
Total	**209**	**$ 3,856,908**	**$ 97,084**	**20,559**	**86.4**	**$ 5,430**	**1.32x**	**1.11x**

Operator	Investment	Cash NOI	Properties Count	Properties % Pooled	Units	Occupancy %	REVPOR	EBITDARM CFC	EBITDAR CFC[2]
Brookdale[1]	**$ 1,636,580**	**$ 56,618**	**103**	**97**	**10,091**	**87.2**	**$ 4,609**	**1.34x**	**1.16x**
Sunrise Senior Living	1,354,864	21,848	48	98	5,549	88.2	7,107	1.37x	1.10x
Harbor Retirement Associates	212,212	4,585	14	100	1,346	76.1	5,865	1.37x	1.16x
Aegis Senior Living	182,152	4,398	10	80	701	91.0	7,979	1.29x	1.12x
Capital Senior Living	181,988	4,295	15	100	1,506	84.8	3,260	1.20x	1.05x
Remaining	289,112	5,340	19	63	1,366	81.2	5,159	0.95x	0.81x
Subtotal excluding Brookdale	**$ 2,220,328**	**$ 40,466**	**106**	**91**	**10,468**	**84.8**	**$ 6,242**	**1.30x**	**1.07x**
Total	**$ 3,856,908**	**$ 97,084**	**209**	**94**	**20,559**	**86.4**	**$ 5,430**	**1.32x**	**1.11x**

(1) Cash NOI for Brookdale includes $22.6 million related to 64 properties that were sold in March 2017. All other metrics presented, including EBITDAR CFC, exclude sold properties.
(2) Excluding the previously announced planned sale or transition of 25 properties and reflecting the November 2016 reallocated, annualized rents, the EBITDAR CFC for Brookdale is approximately 1.2x and total senior housing triple net increases 1 - 2 basis points.

18

Senior Housing Triple-net Same Property Portfolio Dollars in thousands, except REVPOR 1Q16 2Q16 3Q16 4Q16 1Q17 Investment $ 3,747,952 $ 3,753,920 $ 3,763,519 $ 3,772,237 $ 3,779,346 Occupancy % 87.0 86.6 86.7 86.8 86.5 EBITDARM CFC 1.35x 1.34x 1.34x 1.33x 1.32x NOI: Operating expenses (174) (169) (168) 273 (155) Cash NOI: $ 70,192 $ 74,192 $ 74,078 $ 77,701 $ 73,755 19 Year-Over-Year Three-Month SPP Growth 5.1% Non-cash adjustments to NOI (4,590) (1,200) (118) 493 (1,515) $ 74,782 $ 75,392 $ 74,196 $ 77,208 $ 75,270 Total revenues $ 74,956 $ 75,561 $ 74,364 $ 76,935 $ 75,425 EBITDAR CFC1.14x 1.13x 1.12x 1.12x 1.11x REVPOR$ 5,300 $ 5,447 $ 5,448 $ 5,458 $ 5,449 Units 20,180 20,179 20,181 20,163 20,161 Property count 204 204 204 204 204

Senior Housing Triple-net

New Supply - Assisted Living

As of and for the quarter ended March 31, 2017, dollars in thousands

NEW SUPPLY ANALYSIS

	HCP Portfolio			5-Mile Radius[1]								
MSA	Units	Cash NOI[2]	% of Triple-net Cash NOI	Properties/ Units Under Construction[3]	Cash NOI Exposed to New Supply[2][4]	5-Year 80+ Population Growth % 2016-2021	75+ Penetration Rate %	Qualified Care Giver %	Median Household Income	Affordability (in years)	75+ Median Net Worth	Unemployment %
US National Average						*10.3*	*4.7*	*4.5*	*$ 54*	*N/A*	*$ 206*	*5.9*
New York, NY	1,148	$ 5,541	7.5	5 / 505	$ 1,657	7.9	1.7	4.9	82	3.4	195	5.3
Washington, DC	609	2,781	3.8	2 / 260	675	11.9	3.4	9.0	101	6.8	250	3.6
Seattle, WA	513	2,665	3.6	1 / 60	1,211	9.8	5.9	7.6	81	5.7	248	6.5
San Francisco, CA	359	2,483	3.4	— / —	—	11.5	5.9	7.1	80	5.5	250	6.0
Los Angeles, CA	384	2,325	3.1	— / —	—	7.0	3.0	5.2	68	4.0	236	5.6
Portland, OR	762	2,039	2.7	2 / 276	696	10.2	7.7	5.6	63	>15	196	5.4
Charlotte, NC	642	2,025	2.7	1 / 46	227	15.8	8.0	5.6	59	8.9	219	5.9
Atlanta, GA	678	1,813	2.4	2 / 132	148	13.2	6.6	6.5	67	12.6	214	4.0
Baltimore, MD	293	1,554	2.1	— / —	—	12.6	3.9	7.2	83	4.2	221	5.3
Chicago, IL	351	1,498	2.0	5 / 372	1,498	8.5	3.8	8.5	85	6.1	250	5.2
Detroit, MI	330	1,219	1.6	3 / 389	284	8.0	4.0	7.3	69	6.6	234	5.1
Dallas, TX	401	1,166	1.6	1 / 168	711	15.8	6.9	6.2	65	>15	245	4.2
Riverside, CA	287	1,122	1.5	1 / 11	187	15.9	3.7	5.7	73	11.6	242	6.9
Houston, TX	308	1,042	1.4	1 / 78	361	24.1	5.2	6.5	77	>15	250	4.1
Santa Rosa, CA	161	979	1.3	1 / 64	979	8.0	3.7	5.0	60	3.3	207	6.6
St. Louis, MO	152	910	1.2	2 / 137	910	1.6	2.8	5.7	60	3.4	222	4.7
Philadelphia, PA	186	776	1.0	— / —	—	5.2	5.4	8.4	80	10.9	250	4.2
San Diego, CA	116	767	1.0	— / —	—	5.9	9.0	4.8	59	7.6	235	5.3
Denver, CO	178	710	1.0	3 / 402	710	20.4	6.7	8.4	77	4.1	250	2.1
Jacksonville, FL	169	661	0.9	— / —	—	20.5	6.1	4.9	54	8.1	237	4.4
Remaining	6,622	18,407	24.7	4 / 293	1,058	9.8	4.1	4.7	56	6.7	220	6.0
Total	**14,649**	**$52,483**	**70.5**	**34 / 3,193**	**$ 11,312**	**9.5**	**3.9**	**6.0**	**$ 69**	**6.1**	**$ 225**	**5.3**
% of Total Cash NOI and Interest Income[2]					**3.4%**							

(1) Demographic data provided by Environmental Systems Research ("ESRI") for 2016. Construction and supply data provided by National Investment Center for Senior Housing and Care ("NIC") for the quarter ended March 31, 2017. Data reflects a 5-mile radius around each community and is weighted by Cash NOI. See Glossary for further discussion.

(2) Cash NOI excludes $16.3 million related to the AL component of the 64 Brookdale properties sold in the quarter and Total Cash NOI and interest income excludes $22.6 million related to the same portfolio.

(3) Represents the number of properties and units with similar care types that are under construction.

(4) Represents the Company's Cash NOI exposed to new construction and material expansions.

20

Senior Housing Triple-net

New Supply - Independent Living & CCRC

As of and for the quarter ended March 31, 2017, dollars in thousands

NEW SUPPLY ANALYSIS

	HCP Portfolio			5-Mile Radius[1]								
MSA	Units	Cash NOI[2]	% of Triple-net Cash NOI	Properties/ Units Under Construction[3]	Cash NOI Exposed to New Supply[2][4]	5-Year 75+ Population Growth %	75+ Penetration Rate %	Qualified Care Giver %	Median Household Income	Affordability (in years)	75+ Median Net Worth	Unemployment %
US National Average						*16.2*	*5.9*	*4.5*	*$ 54*	*N/A*	*$ 206*	*5.9*
Washington, DC	788	$ 3,898	5.2	1 / 212	$ 492	22.8	5.3	13.6	101	>15	250	3.3
Providence, RI	549	2,147	2.9	— / —	—	10.1	3.3	5.1	56	3.3	138	6.3
Philadelphia, PA	542	1,820	2.4	— / —	—	9.7	4.6	14.5	51	4.2	190	7.8
Austin, TX	269	1,500	2.0	— / —	—	23.2	7.3	4.7	51	3.6	221	3.6
Denver, CO	236	1,350	1.8	1 / 53	1,350	19.7	8.0	4.3	51	4.3	160	2.8
Jacksonville, FL	317	1,251	1.7	— / —	—	14.6	6.3	3.8	51	10.2	181	6.1
Dallas, TX	445	1,091	1.5	— / —	—	19.8	7.1	4.5	58	>15	233	5.2
Sebastian, FL	213	981	1.3	— / —	—	12.8	1.1	3.7	45	>15	240	10.2
Tucson, AZ	282	887	1.2	— / —	—	17.2	13.1	6.1	53	7.5	219	5.5
Portland, OR	406	880	1.2	— / —	—	11.4	4.6	4.2	52	>15	172	6.1
Remaining	1,863	6,160	8.3	4 / 651	1,335	12.3	2.9	4.3	59	>15	234	7.0
Total	**5,910**	**$ 21,965**	**29.5**	**6 / 916**	**$ 3,177**	**14.9**	**4.9**	**10.3**	**$ 63**	**9.8**	**$ 212**	**5.6**
% of Total Cash NOI and Interest Income[2]					**1.0%**							

(1) Demographic data provided by ESRI for 2016. Construction and supply data provided by NIC for the quarter ended March 31, 2017. Data reflects a 5-mile radius (10-mile for Entrance Fee CCRCs) around each community and is weighted by Cash NOI. See Glossary for further discussion.
(2) Cash NOI excludes $6.3 million related to the IL component of the 64 Brookdale properties sold in the quarter and Total Cash NOI and interest income excludes $22.6 million related to the same portfolio.
(3) Represents the number of properties and units with similar care types that are under construction.
(4) Represents the Company's Cash NOI exposed to new construction and material expansions.

21

SHOP As of and for the quarter ended March 31, 2017, dollars in thousands, except REVPOR Property Count Cash NOI Occupancy % Investment Units REVPOR AL 48 $ 925,659 $ 18,823 4,858 86.2 $ 4,486 CCRC 1 25,992 1,231 244 91.5 7,323 HCP’s Share of Unconsolidated JVs IL 6 72,933 866 724 97.0 3,247 72 $ 1,169,522 $ 20,341 13,425 85.6 $ 5,287 Operator(1) Atria Senior Living 7 137,321 3,307 1,040 91.8 3,860 MBK Senior Living 5 86,560 1,429 640 94.3 4,312 Total 153 $ 3,481,155 $ 66,034 25,472 87.6 $ 4,415 (1) Includes HCP’s pro rata share of unconsolidated JVs. 22 Remaining 10 114,585 (349) 826 73.0 4,071 Senior Lifestyle Corp. 7 191,116 2,547 640 82.0 5,504 Brookdale 124 $ 2,951,573 $ 59,100 22,326 88.0 $ 4,418 Total 153 $ 3,481,155 $ 66,034 25,472 87.6 $ 4,415 CCRC16 711,604 13,486 7,440 85.5 5,374 AL50 $ 384,985 $ 5,989 5,261 84.3 $ 5,442 81 $ 2,311,633 $ 45,693 12,047 88.6 $ 3,987 IL32 1,359,982 25,639 6,945 90.2 3,530 Wholly-Owned

SHOP | MSA

As of and for the quarter ended March 31, 2017, dollars in thousands, except REVPOR, includes HCP's pro rata share of unconsolidated JVs

OPERATING PORTFOLIO METRICS

				Units[1]				REVPOR[1]		
MSA	**Investment**	**Cash NOI**	**% of Cash NOI**	**AL**	**IL**	**CCRC**	**Occupancy %**	**AL**	**IL**	**CCRC**
Tampa, FL	$ 320,507	$ 7,877	11.9	182	426	2,136	90.7	$ 4,059	$ 3,699	$ 5,466
Houston, TX	376,988	6,665	10.1	87	1,834	449	89.7	5,786	2,526	6,779
Miami, FL	276,796	5,584	8.5	736	963	—	87.8	4,355	3,999	—
Denver, CO	292,456	4,405	6.7	154	702	—	95.3	3,973	4,368	—
Chicago, IL	228,731	3,217	4.9	350	948	—	86.3	6,434	3,756	—
Sarasota, FL	149,386	2,356	3.6	259	164	745	78.5	4,185	5,075	5,128
Washington, DC	135,995	2,350	3.6	541	—	—	86.8	5,947	—	—
Orlando, FL	109,134	2,167	3.3	232	—	1,008	78.3	4,255	—	5,618
Baltimore, MD	120,948	1,884	2.9	522	—	—	83.7	5,580	—	—
Dallas, TX	79,642	1,630	2.5	453	257	—	90.0	3,824	2,128	—
Los Angeles, CA	54,015	1,557	2.4	445	—	—	93.4	5,930	—	—
Punta Gorda, FL	36,999	1,485	2.2	—	—	661	82.3	—	—	5,571
Providence, RI	81,540	1,460	2.2	191	413	—	82.8	4,959	3,818	—
Richmond, VA	69,288	1,436	2.2	303	—	—	88.2	5,294	—	—
Jacksonville, FL	90,839	1,348	2.0	—	—	540	83.1	—	—	7,140
Philadelphia, PA	62,813	1,288	2.0	—	—	435	92.9	—	—	5,716
Austin, TX	48,824	1,252	1.9	276	—	—	95.9	5,739	—	—
Phoenix, AZ	41,572	1,230	1.9	—	211	—	91.3	—	3,922	—
Riverside, CA	48,991	1,219	1.8	316	183	—	91.5	4,936	3,559	—
Memphis, TN	77,115	1,001	1.5	230	—	—	95.4	5,310	—	-
Remaining	778,576	14,623	21.9	4,842	1,568	1,710	86.8	4,449	3,694	4,495
Total	**$ 3,481,155**	**$ 66,034**	**100.0**	**10,119**	**7,669**	**7,684**	**87.6**	**$ 4,772**	**$ 3,518**	**$ 5,505**

(1) Units and REVPOR are based on the majority type within each community. AL includes needs-based care such as memory care.

23

SHOP Trend Dollars in thousands, except REVPOR, includes HCP’s pro rata share of unconsolidated JVs TOTAL OPERATING PORTFOLIO 1Q16 2Q16 3Q16 4Q16 1Q17 Investment $ 3,542,464 $ 3,539,673 $ 3,831,503 $ 3,986,662 $ 3,481,155 Occupancy %(1) 88.1 87.5 88.2 87.8 87.6 NOI: Operating expenses (156,091) (157,917) (163,965) (171,468) (154,066) Cash NOI: $ 66,981 $ 64,676 $ 62,355 $ 71,717 $ 66,034 (1) Restated to reflect our pro rata share of unconsolidated JVs. 24 Cash NOI Margin %30.0 29.1 27.6 29.5 30.0 Non-refundable Entrance Fees, net $ 5,032 $ 5,537 $ 4,608 $ 4,900 $ 3,508 $ 61,949 $ 59,139 $ 57,747 $ 66,817 $ 62,526 Total revenues $ 218,040 $ 217,056 $ 221,712 $ 238,285 $ 216,592 REVPOR(1)$ 4,272 $ 4,295 $ 4,319 $ 4,350 $ 4,415 Units 23,430 23,237 24,440 25,407 25,472 Property count 131 130 143 152 153

SHOP Same Property Portfolio(1)(2) Dollars in thousands, except REVPOR, includes HCP’s pro rata share of unconsolidated JVs SAME PROPERTY PORTFOLIO TREND 1Q16 2Q16 3Q16 4Q16 1Q17 Investment $ 2,874,890 $ 2,892,100 $ 2,912,330 $ 2,930,309 $ 2,941,501 Occupancy % 89.4 88.7 88.9 88.7 88.1 NOI and Cash NOI: Operating expenses (119,179) (119,248) (122,036) (118,657) (120,912) NOI Margin % 29.0 28.2 26.7 29.1 29.3 SAME PROPERTY PORTFOLIO CASH NOI BY TYPE(3) Year-Over-Year Three-Month SPP Growth 1Q16 2Q16 3Q16 4Q16 1Q17 IL 25,000 24,444 23,620 24,730 25,443 1.8% Total $ 48,751 $ 46,908 $ 44,340 $ 48,594 $ 50,154 2.9% (1) Excludes non-refundable cash Entrance Fees and related activity such as deferred expenses, amortization, reserves and management fees related to Entrance Fees. (2) Reflects the January 2017 sale of a 40% interest in RIDEA II as if it occurred January 1, 2016. (3) Types are based on majority care type. 25 CCRC6,727 6,083 5,417 7,438 7,177 6.7% AL$ 17,024 $ 16,381 $ 15,303 $ 16,426 $ 17,534 3.0% Year-Over-Year Three-Month SPP Growth 2.9% $ 48,751 $ 46,908 $ 44,340 $ 48,594 $ 50,154 Total revenues $ 167,930 $ 166,156 $ 166,376 $ 167,251 $ 171,066 REVPOR$ 4,147 $ 4,137 $ 4,132 $ 4,163 $ 4,292 Units 22,188 22,141 22,140 22,159 22,130 Property count 123 123 123 123 123

SHOP | New Supply - Assisted Living

As of and for the quarter ended March 31, 2017, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

NEW SUPPLY ANALYSIS

	HCP Portfolio			5-Mile Radius[1]								
MSA	Units	Cash NOI	% of SHOP Cash NOI	Properties/ Units Under Construction[2]	Cash NOI Exposed to New Supply[3]	5-Year 80+ Population Growth % 2016-2021	75+ Penetration Rate %	Qualified Care Giver %	Median Household Income	Affordability (in years)	75+ Median Net Worth	Unemployment %
US National Average						*10.3*	*4.7*	*4.5*	*$ 54*	*N/A*	*$ 206*	*5.9*
Washington, DC	541	$ 2,350	3.6	1 / 66	$ 505	11.4	2.8	8.6	100	9.9	250	3.4
Baltimore, MD	522	1,884	2.9	— / —	—	5.8	3.1	6.0	73	8.6	226	5.9
Miami, FL	736	1,611	2.4	2 / 224	177	6.8	3.5	3.3	47	8.9	222	8.3
Los Angeles, CA	445	1,557	2.4	1 / 201	348	17.4	3.8	7.6	90	9.4	250	5.3
Richmond, VA	303	1,436	2.2	3 / 183	1,436	6.6	15.2	8.0	80	13.0	242	3.4
Dallas, TX	453	1,301	2.0	4 / 358	703	12.4	4.8	5.0	57	>15	228	4.8
Austin, TX	276	1,252	1.9	1 / 206	521	15.6	8.7	5.4	55	5.7	199	3.7
Memphis, TN	230	1,013	1.5	1 / 180	956	11.4	4.8	6.8	68	12.8	250	5.1
Cincinnati, OH	341	935	1.4	— / —	—	3.2	4.3	4.4	52	12.8	208	5.7
Orlando, FL	232	836	1.3	— / —	—	10.2	7.3	4.5	52	12.8	208	5.9
Tampa, FL	182	667	1.0	— / —	—	8.5	6.1	4.6	47	9.9	181	5.7
Denver, CO	154	622	0.9	1 / 74	622	14.6	5.2	4.3	51	13.4	191	3.0
San Diego, CA	318	613	0.9	2 / 128	613	10.7	4.8	7.7	99	5.5	250	4.8
Sarasota, FL	259	579	0.9	3 / 202	579	11.4	4.5	3.5	49	>15	248	6.0
Houston, TX	87	576	0.9	— / —	—	24.2	5.6	7.2	82	10.8	250	4.2
Albuquerque, NM	180	566	0.9	1 / 120	58	2.6	1.6	3.0	38	9.1	182	7.9
Sebastian, FL	104	548	0.8	— / —	—	7.0	4.5	3.5	45	11.4	226	10.1
Providence, RI	191	530	0.8	— / —	—	1.8	4.9	4.7	53	4.0	144	6.3
Ventura, CA	159	526	0.8	1 / 130	526	11.7	5.7	8.9	97	4.4	250	5.0
New York, NY	120	484	0.7	— / —	—	4.3	2.2	6.3	68	7.1	250	4.1
Remaining	4,286	4,926	7.6	9 / 1,130	503	8.3	3.9	4.8	67	10.0	212	5.9
Total	**10,119**	**$ 24,812**	**37.8**	**30 / 3,202**	**$ 7,547**	**9.2**	**4.4**	**5.7**	**$ 68**	**9.5**	**$ 233**	**5.3**
% of Total Cash NOI and Interest Income[4]					**2.3%**							

(1) Demographic data provided by ESRI for 2016. Construction and supply data provided by NIC for the quarter ended March 31, 2017. Data reflects a 5-mile radius around each community and is weighted by Cash NOI. See Glossary for further discussion.
(2) Represents the number of properties and units with similar care types that are under construction.
(3) Represents the Company's Cash NOI exposed to new construction and material expansions.
(4) Total Cash NOI and interest income excludes $22.6 million related to 64 Brookdale properties sold in the quarter.

26

SHOP | New Supply - Independent Living & CCRC

As of and for the quarter ended March 31, 2017, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

NEW SUPPLY ANALYSIS

	HCP Portfolio			5-Mile Radius[1]									
MSA	Units	Cash NOI	% of SHOP Cash NOI	Properties/ Units Under Construction[2]	Cash NOI Exposed to New Supply[3]	5-Year 75+ Population Growth % 2016-2021	75+ Penetration Rate %	Qualified Care Giver %	Median Household Income	Affordability (in years)	75+ Median Net Worth	Unemployment %
US National Average						*16.2*	*5.9*	*4.5*	*$ 54*	*N/A*	*$ 206*	*5.9*
Tampa, FL	2,562	$ 7,209	10.9	— / —	$ —	14.5	3.5	13.5	49	7.4	209	5.7
Houston, TX	2,283	6,089	9.2	2 / 399	2,992	24.0	8.4	6.8	72	>15	249	4.6
Miami, FL	963	3,974	6.0	1 / 320	444	16.4	2.5	3.6	50	>15	224	8.4
Denver, CO	702	3,783	5.7	2 / 194	2,205	16.7	5.7	4.8	55	13.2	233	2.9
Chicago, IL	948	3,135	4.7	2 / 282	2,128	12.7	4.9	7.9	84	>15	242	6.0
Sarasota, FL	909	1,777	2.7	— / —	—	16.5	5.7	8.0	48	9.3	250	5.5
Punta Gorda, FL	661	1,485	2.2	— / —	—	22.0	7.3	14.6	49	7.3	250	7.7
Jacksonville, FL	540	1,364	2.1	— / —	—	18.1	8.4	14.7	54	4.8	237	5.8
Orlando, FL	1,008	1,331	2.0	— / —	—	40.4	3.3	13.4	45	7.5	250	6.9
Philadelphia, PA	435	1,288	2.0	— / —	—	19.9	8.8	16.2	101	9.2	250	4.2
Remaining	4,342	9,787	14.7	1 / 128	1,230	12.6	5.1	6.0	55	>15	217	5.8
Total	**15,353**	**$41,222**	**62.2**	**8 / 1,323**	**$ 8,999**	**17.0**	**5.0**	**8.2**	**$ 59**	**13.4**	**$ 230**	**5.4**
% of Total Cash NOI and Interest Income[4]					**2.7%**							

(1) Demographic data provided by ESRI for 2016. Construction and supply data provided by NIC for the quarter ended March 31, 2017. Data reflects a 5-mile radius (10-mile for Entrance Fee CCRCs) around each community and is weighted by Cash NOI. See Glossary for further discussion.
(2) Represents the number of properties and units with similar care types that are under construction.
(3) Represents the Company's Cash NOI exposed to new construction and material expansions.
(4) Total Cash NOI and interest income excludes $22.6 million related to 64 Brookdale properties sold in the quarter.

27

Life Science As of and for the quarter ended March 31, 2017, dollars and square feet in thousands, includes HCP’s pro rata share of unconsolidated JVs INVESTMENTS Property Count Cash NOI Square Feet Occupancy % MSA Investment San Francisco/San Jose, CA 81 2,665,148 $ 50,981 4,505 97.6 $ Remaining 8 153,142 3,564 512 100.0 HCP’s Share of Unconsolidated JVs San Francisco, CA 2 41,363 807 147 100.0 Total 120 $ 3,651,255 $ 69,315 7,220 96.5 SAME PROPERTY PORTFOLIO 1Q16 2Q16 3Q16 4Q16 1Q17 Investment $ 3,467,503 $ 3,478,861 $ 3,484,482 $ 3,490,210 $ 3,496,026 Occupancy % 97.8 98.5 97.3 97.3 97.3 Total revenues $ 78,908 $ 81,243 $ 81,461 $ 82,229 $ 82,658 $ 64,506 $ 65,465 $ 65,349 $ 65,584 $ 67,098 Non-cash adjustments to NOI (59) 20 343 (710) 347 Year-Over-Year Three-Month SPP Growth 4.7% 28 $ 64,447 $ 65,485 $ 65,692 $ 64,874 $ 67,445 Cash NOI: Operating expenses (14,402) (15,778) (16,112) (16,645) (15,560) NOI: Square feet 6,971 6,971 6,971 6,970 6,969 Property count 117 117 117 117 117 4 $ 87,973 $ 1,618 278 98.2 San Diego, CA 2 46,610 811 131 96.3 116 $ 3,563,282 $ 67,697 6,942 96.4 San Diego, CA 27 744,992 13,152 1,925 92.7 Wholly-Owned

Life Science

As of March 31, 2017, dollars and square feet in thousands, includes HCP's pro rata share of unconsolidated JVs

SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)

	Total				San Francisco/San Jose		San Diego		Remaining	
Year	Leased Square Feet	%	Annualized Base Rent	%	Square Feet	Annualized Base Rent	Square Feet	Annualized Base Rent	Square Feet	Annualized Base Rent
2017[1]	700	10	$ 29,278	10	342	$ 13,851	358	$ 15,427	—	$ —
2018	1,264	18	63,811	22	1,166	61,493	62	1,756	36	562
2019	583	8	18,766	7	322	9,607	261	9,159	—	—
2020	655	9	21,111	7	305	10,362	350	10,749	—	—
2021	789	11	44,658	16	779	44,445	10	213	—	—
Thereafter	2,977	44	109,795	38	1,631	73,459	870	22,694	476	13,642
	6,968	**100**	**$ 287,419**	**100**	**4,545**	**$ 213,217**	**1,911**	**$ 59,998**	**512**	**$ 14,204**

TENANT CONCENTRATION

	Remaining Lease Term in Years	Leased Square Feet		Annualized Base Rent		Credit Rating
		Amount	% of Total	Amount	% of Total	
Amgen	5.5	684	10	$ 47,872	17	A
Google	5.3	663	10	26,528	9	AA+
Genentech[2]	1.3	400	6	22,398	8	AA
Rigel Pharmaceuticals	0.8	147	2	16,207	6	—
Exelexis	0.5	246	4	12,041	4	—
Myriad Genetics	8.2	310	4	7,798	3	—
Takeda	0.9	166	2	7,788	3	A-
General Atomics	14.2	397	6	6,914	2	—
Duke University	12.5	166	2	5,844	2	AA+
NuVasive	6.4	145	2	5,364	2	—
Remaining	4.0	3,644	52	128,665	44	
	4.3	**6,968**	**100**	**$ 287,419**	**100**	

ANNUALIZED BASE RENT BY TENANT TYPE



University, Government, Research 4%
Office and R&D 14%
Pharma 19%
Private Biotech/Medical Device 17%
Public Biotech/Medical Device 46%

(1) Includes month-to-month and holdover leases.
(2) Includes 337,000 square feet and Annualized Base Rent of $20.2 million related to the second tranche of the purchase option exercised by Genentech that is expected to close in July 2018. The first tranche closed in November 2016.

29

Life Science Square feet in thousands, includes unconsolidated JVs LEASING ACTIVITY Leased Square Feet Annualized Base Rent per Sq. Ft. % Change In Cash Rents(1) HCP Tenant Improvements per Sq. Ft. Leasing Costs per Sq. Ft. Average Lease Term (Months) Retention Rate YTD Expirations (81) 34.94 New leases 79 43.60 14.06 6.32 47 (1) Reflects change in cash rents for all renewals. 30 Leased Square Feet as of March 31, 2017 6,968 $ 41.25 Renewals, amendments and extensions 17 46.80 51.2 $ —$ 6.75 36 21.0% Leased Square Feet as of December 31, 2016 6,953 $ 40.19

Medical Office

As of and for the quarter ended March 31, 2017, dollars and square feet in thousands, includes HCP's pro rata share of unconsolidated JVs

PORTFOLIO BY MARKET

				Square Feet						
				On-campus(1)		Off-campus(2)		Total		
MSA	Investment	Cash NOI	Occupancy %	Multi-tenant	Single-tenant	Multi-tenant	Single-tenant	Multi-tenant	Single-tenant	% of Total
Houston, TX	$ 477,470	$ 8,636	93.4	1,097	1,255	287	—	1,384	1,255	14
Dallas, TX	474,923	8,593	90.5	1,840	34	278	—	2,118	34	12
Seattle, WA	213,777	6,459	99.1	667	—	—	—	667	—	4
Philadelphia, PA	325,050	5,136	90.2	705	—	436	90	1,141	90	7
Nashville, TN	155,208	4,555	96.0	1,288	10	—	—	1,288	10	7
Denver, CO	228,897	4,520	89.5	999	—	—	10	999	10	6
Louisville, KY	215,235	4,406	92.6	669	17	447	15	1,116	32	6
Salt Lake City, UT	142,807	3,345	95.8	434	63	154	116	588	179	4
Phoenix, AZ	168,857	2,995	88.7	519	—	208	—	727	—	4
Miami, FL	99,924	2,135	86.1	531	—	—	30	531	30	3
San Diego, CA	108,484	2,087	96.7	—	176	155	—	155	176	2
Las Vegas, NV	112,396	1,688	82.6	528	—	—	—	528	—	3
Kansas City, MO	76,689	1,560	97.3	260	—	—	8	260	8	1
Los Angeles, CA	85,695	1,278	84.1	106	—	174	—	280	—	2
San Antonio, TX	68,747	1,214	85.5	353	—	—	—	353	—	2
Ogden, UT	67,564	1,210	80.0	321	—	13	68	334	68	2
Sacramento, CA	74,270	916	93.8	—	—	29	92	29	92	1
Washington, DC	57,261	903	80.1	55	29	99	—	154	29	1
Baltimore, MD	31,312	785	96.8	—	63	38	58	38	121	1
San Francisco, CA	41,539	751	100.0	—	—	—	104	—	104	1
Remaining	635,033	9,713	95.0	1,604	1,300	266	123	1,870	1,423	17
	$ 3,861,138	**$ 72,885**	**92.1**	**11,976**	**2,947**	**2,584**	**714**	**14,560**	**3,661**	**100**

(1) Includes 6.3 million square feet subject to ground leases with average expirations of 56 years and renewal options generally ranging from 10 to 25 years.
(2) Includes facilities that are off-campus, adjacent (within 0.25 miles of a hospital campus) and anchored (50% or more leased by a health system).

31

Medical Office

As of and for the quarter ended March 31, 2017, square feet in thousands, includes HCP's pro rata share of unconsolidated JVs

SQUARE FEET BY HEALTH SYSTEM

			Square Feet					Directly Leased by Health System	
Health System	Health System Rank[1]	Credit Rating	On-Campus	Adjacent / Anchored[2]	Off-Campus	Total	% of Total	% Square Feet	% of Annualized Base Rent
HCA Holdings, Inc.	2	B1	7,158	243	—	7,401	40.6	16.0	17.7
Community Health Systems, Inc.	4	B2	1,356	140	—	1,496	8.2	8.5	5.1
Memorial Hermann Health System	39	A1	1,361	80	—	1,441	7.9	8.2	4.7
Norton Healthcare	100	—	686	343	—	1,029	5.6	3.7	3.7
Jefferson Health	93	A2	705	—	—	705	3.9	2.2	2.3
Providence Health & Services	8	Aa3	563	—	—	563	3.1	1.7	2.8
Tenet Healthcare Corporation	5	B2	472	53	—	525	2.9	0.4	0.3
Iasis Healthcare Corporation	72	B2	492	—	—	492	2.7	1.5	1.4
Remaining - credit rated			1,738	1,214	—	2,952	16.2	—	—
Non-credit rated			392	240	985	1,617	8.9	—	—
Total			**14,923**	**2,313**	**985**	**18,221**	**100.0**	**42.2**	**38.0**
% of Total			**81.9**	**12.7**	**5.4**	**100.0**			
Total Healthcare Affiliated				**94.6%**					

LEASING ACTIVITY

	Leased Square Feet	Annualized Base Rent per Sq. Ft.	% Change in Cash Rents[3]	HCP Tenant Improvements per Sq. Ft.	Leasing Costs per Sq. Ft.	Average Lease Term (Months)	Retention Rate YTD
Leased Square Feet as of December 31, 2016	**16,769**	**$ 22.61**					
Expirations	(553)	22.15					
Renewals, amendments and extensions	467	22.18	0.6	$ 8.19	$ 3.39	57	84.4%
New leases	108	24.20		26.98	7.67	79	
Terminations	(5)	18.28					
Leased Square Feet as of March 31, 2017	**16,786**	**$ 22.74**					

(1) Ranked by revenue based on the 2015 *Modern Healthcare's Healthcare Systems Financial Database*.
(2) Denotes whether the medical office building is adjacent (within 0.25 miles) to a hospital campus or anchored, (50% or more is leased to a health system).
(3) For comparative purposes, reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

32

Medical Office

As of and for the quarter ended March 31, 2017, dollars and square feet in thousands, includes HCP's pro rata share of unconsolidated JVs

SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)

	Total				On-Campus		Off-Campus	
Year	Leased Square Feet	%	Annualized Base Rent	%	Square Feet	Annualized Base Rent	Square Feet	Annualized Base Rent
2017[1]	2,474	15	$ 60,053	16	1,967	$ 48,509	507	$ 11,544
2018	2,335	14	54,854	14	1,927	45,454	408	9,400
2019	2,023	12	48,833	13	1,631	39,356	392	9,477
2020	2,170	13	52,479	14	1,926	46,942	244	5,537
2021	1,481	9	36,752	10	1,267	31,624	214	5,128
Thereafter	6,303	37	127,867	33	5,075	99,543	1,228	28,324
	16,786	**100**	**$ 380,838**	**100**	**13,793**	**$ 311,428**	**2,993**	**$ 69,410**

SAME PROPERTY PORTFOLIO

	1Q16	2Q16	3Q16	4Q16	1Q17
Property count	217	217	217	217	217
Investment	$ 3,269,207	$ 3,280,189	$ 3,295,531	$ 3,314,276	$ 3,327,277
Square feet	16,215	16,241	16,241	16,246	16,252
Occupancy %	92.0	92.2	92.2	92.3	92.3
NOI:					
Total revenues	$ 101,701	$ 102,971	$ 104,584	$ 104,181	$ 104,698
Operating expenses	(37,624)	(38,254)	(39,638)	(37,809)	(38,554)
	$ 64,077	**$ 64,717**	**$ 64,946**	**$ 66,372**	**$ 66,144**
Cash NOI:					
Non-cash adjustments to NOI	(810)	(236)	45	(576)	(66)
	$ 63,267	**$ 64,481**	**$ 64,991**	**$ 65,796**	**$ 66,078**
			Year-Over-Year Three-Month SPP Growth		**4.4%**

(1) Includes month-to-month and holdover leases.

33

Other As of and for the quarter ended March 31, 2017, dollars in thousands, includes HCP’s pro rata share of unconsolidated JVs LEASED PROPERTIES Occupancy %(1) Property Count Cash NOI EBITDARM CFC(1) EBITDAR CFC(1) Type/Operator Investment Beds Acute care 4 $ 341,034 $ 14,531 1,438 47.9 8.48x 7.97x 14 $ 530,910 $ 20,485 2,134 51.2 6.68x 6.24x Maria Mallaband 25 $ 152,930 $ 2,729 1,143 92.3 1.60x 1.36x 61 $ 373,799 $ 6,830 3,198 92.8 1.56x 1.31x Wholly-owned 1 $ 17,908 $ 308 120 86.5 N/A N/A 5 $ 27,058 $ 707 540 79.1 DEBT INVESTMENTS Weighted Average Maturity in Years Interest Income Investment DSC Yield Tandem Consulate Health Care 256,573 7,505 1.27x 11.9% 1.6 Remaining 64,572 1,299 N/A 8.3% 3.7 (1) Certain operators in the Company’s hospital portfolio are not required under their respective leases to provide operational data. 34 Total Debt Investments $ 806,816 $ 18,331 Maria Mallaband - UK137,732 2,379 N/A 7.1%6.5 HC-One - UK$ 347,939 $ 7,148 2.39x 8.3%2.6 Total Leased Properties 80 $ 931,767 $ 28,022 HCP’s share of unconsolidated JVs4 9,150 399 420 76.5 N/A N/A Post-acute/skilled HC-One 36 220,869 4,101 2,055 93.1 1.54x 1.28x United Kingdom Remaining 10 189,876 5,954 696 53.4 2.80x 2.51x Hospitals

Other | Same Property Portfolio

As of and for the quarter ended March 31, 2017, dollars in thousands

HOSPITALS

	1Q16	2Q16	3Q16	4Q16	1Q17
Property count	14	14	14	14	14
Investment	$ 530,817	$ 530,817	$ 530,775	$ 530,775	$ 530,910
Beds	2,011	2,011	2,134	2,134	2,134
Occupancy %[1]	52.0	56.3	53.8	50.7	51.2
EBITDARM CFC[1]	6.77x	6.93x	6.92x	6.74x	6.68x
EBITDAR CFC[1]	6.36x	6.50x	6.48x	6.30x	6.24x
NOI:					
Total revenues	$ 20,436	$ 19,549	$ 20,333	$ 20,386	$ 20,877
Operating expenses	(1,187)	(1,003)	(1,190)	(1,224)	(1,205)
	$ 19,249	**$ 18,546**	**$ 19,143**	**$ 19,162**	**$ 19,672**
Cash NOI:					
Non-cash adjustments to NOI	303	582	(346)	(340)	(250)
	$ 19,552	**$ 19,128**	**$ 18,797**	**$ 18,822**	**$ 19,422**
			Year-Over-Year Three-Month SPP Growth		**(0.7%)**

UNITED KINGDOM

	1Q16	2Q16	3Q16	4Q16	1Q17
Property count	61	61	61	61	61
Investment	$ 421,960	$ 399,181	$ 387,573	$ 369,612	$ 373,799
Beds	3,189	3,189	3,187	3,198	3,198
Occupancy %	92.4	92.8	92.9	92.9	92.8
EBITDARM CFC	1.52x	1.49x	1.55x	1.56x	1.56x
EBITDAR CFC	1.27x	1.25x	1.30x	1.31x	1.31x
NOI:					
Total revenues	$ 8,580	$ 8,678	$ 7,969	$ 7,583	$ 7,592
FX adjustment	(1,147)	(1,183)	(446)	(11)	—
	$ 7,433	**$ 7,495**	**$ 7,523**	**$ 7,572**	**$ 7,592**
Cash NOI:					
Non-cash adjustments to NOI	(995)	(921)	(792)	(753)	(762)
FX adjustment	133	125	45	2	—
	$ 6,571	**$ 6,699**	**$ 6,776**	**$ 6,821**	**$ 6,830**
			Year-Over-Year Three-Month SPP Growth		**3.9%**

(1) Certain operators in the Company's hospital portfolio are not required under their respective leases to provide operational data.

35

Other Same Property Portfolio As of and for the quarter ended March 31, 2017, dollars in thousands, includes HCP’s pro rata share of unconsolidated JVs TOTAL OTHER(1) 1Q16 2Q16 3Q16 4Q16 1Q17 Investment $ 961,928 $ 939,149 $ 927,498 $ 909,540 $ 913,859 Total revenues $ 29,423 $ 28,634 $ 28,712 $ 28,362 $ 28,887 FX adjustment (1,147) (1,183) (446) (11) — Cash NOI: FX adjustment 133 125 45 2 — Year-Over-Year Three-Month SPP Growth 0.5% (1) Includes four domestic post-acute/skilled properties. 36 $ 26,527 $ 26,228 $ 25,962 $ 26,019 $ 26,651 Non-cash adjustments to NOI (692) (338) (1,139) (1,093) (1,012) $ 27,086 $ 26,441 $ 27,056 $ 27,110 $ 27,663 Operating expenses (1,190) (1,010) (1,210) (1,241) (1,224) NOI: Property count 79 79 79 79 79

Unconsolidated Joint Ventures

As of and for the quarter ended March 31, 2017, dollars and square feet in thousands

	Total	SHOP		Life Science	Medical Office	Other
		CCRC	Non-CCRC[1]			
HCP's ownership percentage		49%	40% - 85%	50% - 63%	20% - 67%	80%
Joint ventures' Investment	$ 2,710,013	$ 1,417,881	$ 1,110,070	$ 155,997	$ 14,627	$ 11,438
Joint ventures' mortgage debt	1,348,815	633,042	711,613	—	—	4,160
HCP's net equity investment[2]	364,583	224,117	68,977	65,490	4,619	1,380
Property count	81	15	57	4	1	4
Capacity		7,198 Units	6,227 Units	278 Sq. Ft.	103 Sq. Ft.	420 Beds
Occupancy %		85.7	85.5	98.2	100.0	76.5
SELECTED FINANCIAL DATA						
Total revenues	$ 170,415	$ 100,021	$ 65,803	$ 3,339	$ 730	$ 522
Operating expenses	(129,640)	(80,376)	(48,359)	(669)	(212)	(24)
NOI	**$ 40,775**	**$ 19,645**	**$ 17,444**	**$ 2,670**	**$ 518**	**$ 498**
Depreciation and amortization	(31,265)	(23,202)	(7,095)	(703)	(179)	(86)
General and administrative expenses	(208)	—	(147)	(24)	(37)	—
Interest expense and other	(10,423)	(5,376)	(4,932)	—	—	(115)
Income from discontinued operations[3]	290	—	—	—	290	—
Net income (loss)	**$ (831)**	**$ (8,933)**	**$ 5,270**	**$ 1,943**	**$ 592**	**$ 297**
Depreciation and amortization	31,299	23,202	7,095	703	213	86
FFO	**$ 30,468**	**$ 14,269**	**$ 12,365**	**$ 2,646**	**$ 805**	**$ 383**
Non-refundable Entrance Fee sales, net[4]	7,447	7,447	—	—	—	—
Non-cash adjustments to NOI	(221)	(295)	—	86	(12)	—
Non-cash adjustments to net income	(281)	(373)	159	—	(67)	—
Leasing costs and tenant and capital improvements	(2,620)	(1,705)	(821)	(54)	(40)	—
FAD	**$ 34,793**	**$ 19,343**	**$ 11,703**	**$ 2,678**	**$ 686**	**$ 383**
HCP'S PRO-RATA SHARE[5]						
Mortgage debt[6]	$ 166,945	$ 101,301	$ 65,644	$ —	$ —	$ —
NOI	19,152	9,626	7,211	1,569	347	399
Cash NOI	22,697	13,130	7,211	1,618	339	399
Net income (loss)[6]	3,269	(2,184)	3,703	1,161	259	330
FFO[5]	18,308	9,146	6,821	1,556	386	399
FAD[5]	20,553	11,680	6,544	1,577	353	399

(1) Includes the RIDEA II portfolio following the sale of a 40% interest on January 18, 2017.

(2) Excludes $451 million related to debt funded by HCP, assets held for sale and land held for development.

(3) Includes operating activity for two additional assets held for sale as of March 31, 2017.

(4) Includes $13.8 million related to non-refundable entrance fees (net of a reserve for early terminations) included in FAD as the fees are collected by our CCRC JV, partially offset by $6.4 million related to non-refundable entrance fee amortization recognized on an FFO basis over the estimated stay of the residents. See Entrance Fees in Glossary.

(5) HCP's pro rata share information is prepared on a basis consistent with the comparable consolidated amounts by applying our actual ownership percentage for the period, and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period.

(6) HCP's pro rata share excludes activity related to debt fundings by HCP.

37

2017 Guidance

Projected full year 2017, dollars in millions, except per share amounts and net dispositions

	Full Year 2017 Guidance (May 2, 2017)	Full Year 2017 Prior Guidance (February 13, 2017)
Net Income, FFO and FFO as Adjusted per Share Guidance		
Diluted earnings per common share	$1.43 - $1.49	$1.32 - $1.38
Diluted FFO per common share	$1.99 - $2.05	$1.88 - $1.94
Diluted FFO as adjusted per common share	$1.89 - $1.95	$1.89 - $1.95
Annualized dividend per share	$1.48	$1.48
Year-Over-Year SPP Cash NOI Guidance		
Senior housing triple-net	3.9% - 4.9%	3.9% - 4.9%
SHOP	2.0% - 3.0%	2.0% - 3.0%
Life science	2.5% - 3.5%	2.5% - 3.5%
Medical office	2.0% - 3.0%	2.0% - 3.0%
Other	0.8% - 1.8%	0.8% - 1.8%
Total Portfolio	**2.5% - 3.5%**	**2.5% - 3.5%**
Year-Over-Year SPP NOI Guidance	1.2% - 2.2%	1.2% - 2.2%
Other Supplemental Information - Cash Addition (Reduction)[1]		
Amortization of deferred compensation	$16 - $18	$16 - $18
Amortization of deferred financing costs	$14 - $16	$14 - $16
Straight-line rents	($12) - ($16)	($10) - ($14)
Other depreciation and amortization	($9) - ($11)	($9) - ($11)
Leasing costs and tenant and capital improvements[2]	($108) - ($115)	($108) - ($115)
CCRC Entrance Fees, net	$18 - $23	$18 - $23
Deferred income taxes	($13) - ($17)	($14) - ($18)
Other adjustments	$4 - $6	$3 - $5
Capital Expenditures[3]		
1st generation tenant improvements ("TIs") / ICE	$43 - $48	$43 - $48
Revenue enhancing	$69 - $79	$69 - $79
Development and Redevelopment	$345 - $400	$345 - $400
Other Items		
General and administrative	$83 - $87	$83 - $87
Interest expense	$310 - $320	$310 - $320
Net dispositions[4]	$1.7B - $2.2B @ 7.8%	$1.7B - $2.2B @ 7.8%

(1) 2017 Prior Guidance classifications were changed to conform to current presentation.

(2) 2017 May Guidance includes $10 - $13 million related to HCP's share of unconsolidated JVs leasing costs and tenant and capital improvements, previously reported in other adjustments.

(3) 2017 May Guidance includes revenue enhancing capital and Development and Redevelopment capital related to HCP's share of unconsolidated JVs. The 2017 Prior Guidance presentation has been revised to conform to the current presentation.

(4) Includes $1.125 billion related to 64 Brookdale properties that sold March 2017 and $480 million related to the sale of a 40% interest in and refinancing of the RIDEA II JV that occurred in January 2017, proceeds from which were used to pay down debt.

38

REP OR TING Glossary Adjusted Fixed Charge Coverage* Adjusted EBITDA divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders, if applicable. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDA and Fixed Charges. Affordability (in years) Affordability represents the number of years an individual can support the cost of residing in a senior housing facility. Affordability is calculated using the median net worth for individuals ages 75 and older, divided by the annualized revenue per occupied room (REVPOR), less the median income for individuals ages 75 and older. Markets with median income in excess of REVPOR reflect an Affordability metric of greater than (>) 15 years. Annualized Base Rent The most recent month’s (or subsequent month’s if acquired in the most recent month) base rent including additional rent floors, cash income from DFLs and/or interest income annualized for 12 months. Annualized Base Rent includes the Company’s share of unconsolidated JVs calculated on the same basis and excludes properties in the Company’s SHOP and properties sold or held for sale during the quarter. Further, Annualized Base Rent does not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of market lease intangibles, DFL non-cash interest and deferred revenues). The Company uses Annualized Base Rent for the purpose of determining Lease Expirations and Debt Investment Maturities. Cash Flow Coverage (“CFC”)* Facility EBITDAR or Facility EBITDARM divided by the aggregate of base rent and any additional rent due to the Company for the trailing 12-month period one quarter in arrears from the period presented. CFC is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related rent and other obligations to the Company. However, CFC is subject to the same limitations and qualifications as Facility EBITDAR or Facility EBITDARM. CFC is not presented for: (i) properties operated under a RIDEA structure; or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful. Consolidated Debt The carrying amount of bank line of credit and term loans (if applicable), senior unsecured notes, mortgage debt and other debt, as reported in the Company’s consolidated financial statements. Consolidated Gross Assets* The carrying amount of total assets, excluding investments in and advances to the Company’s unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements. Consolidated Gross Assets is a supplemental measure of the Company’s financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. Consolidated Secured Debt Mortgage and other debt secured by real estate, as reported in the Company’s consolidated financial statements. Continuing Care Retirement Community (“CCRC”) A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing). Debt Investments Loans secured by a direct interest in real estate and mezzanine loans. Debt Service The periodic payment of interest expense and principal amortization on secured loans. Debt Service Coverage (“DSC”)* Facility EBITDA divided by Debt Service. DSC is a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet its obligations to the Company under the respective loan agreements. DSC is subject to the same limitations and qualifications as Facility EBITDA. Development Includes ground-up construction. Newly completed redevelopments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service. Direct Financing Lease (“DFL”) Lease for which future minimum lease payments are recorded as a receivable, and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield. EBITDA and Adjusted EBITDA* Earnings before interest, taxes, depreciation and amortization for the Company. Adjusted EBITDA is defined as EBITDA excluding impairments (recoveries), gains or losses from real estate dispositions, transaction-related items, loss on debt extinguishments, severance-related charges, litigation provision, gain upon consolidation of JV and foreign currency exchange gains (losses). Entrance Fees Certain of the Company’s communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For NOI, net income and FFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. For Cash NOI and FAD, the non-refundable entrance fees are recognized upon receipt, net of a reserve for statutory refunds due to early terminations. The refundable portion of a resident’s entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as current liabilities. 39

REP OR TING Glossary Estimated / Actual Completion Date For Developments, management’s estimate of the period the core and shell structure improvements are expected to be or have been completed. For Redevelopments, management’s estimate of the period in which major construction activity in relation to the scope of the project has been or will be substantially completed. Facility EBITDA* EBITDA for a particular facility (not the Company), for the trailing 12 months and one quarter in arrears from the date reported. The Company uses Facility EBITDA in determining Debt Service Coverage. Facility EBITDA is subject to the same limitations as EBITDA. In addition, Facility EBITDA does not represent a borrower’s net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives periodic financial information from most borrowers regarding the performance under the loan agreement. The Company utilizes Facility EBITDA as a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet their obligations to the Company. Facility EBITDA includes a management fee as specified in the borrower loan agreements with the Company. All borrower financial performance data was derived solely from information provided by borrowers without independent verification by the Company. Facility EBITDAR and Facility EBITDARM* Earnings before interest, taxes, depreciation, amortization and rent (and management fees), as applicable, for a particular facility accruing to the operator/tenant of the property (the Company as lessor), for the trailing 12 months and one quarter in arrears from the date reported. The Company uses Facility EBITDAR or Facility EBITDARM in determining CFC and as a supplemental measure of the ability of the property to generate sufficient liquidity to meet related obligations to the Company. Facility EBITDAR includes: (i) contractual management fees; (ii) an imputed management fee of 5% of revenues for senior housing facilities and post-acute/skilled facilities, or (iii) an imputed management fee of 2% of revenues for hospitals. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by the Company. Facility EBITDAR and Facility EBITDARM are subject to the same limitations and qualifications as Facility EBITDA. Facility EBITDAR and Facility EBITDARM are not presented for: (i) properties operated under a RIDEA structure; or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful. Financial Leverage* Total Debt divided by Total Gross Assets. Financial Leverage is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company’s pro rata share of total debt from the Company’s unconsolidated JVs is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs. Fixed Charges* Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges is a supplemental measure of the Company’s interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations. Funds Available for Distribution (“FAD”)* See the “Funds Available for Distribution” definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding FAD. Funds From Operations (“FFO”) and FFO as Adjusted* See the “Funds From Operations” definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding FFO and FFO as adjusted. HCP’s Share of Unconsolidated JVs HCP’s pro rata share information is prepared on a basis consistent with the comparable consolidated amounts by applying our actual ownership percentage for the period, and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period. Healthcare System Affiliated Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 50% or more to a healthcare system. Initial Capital Expenditures (“ICE”) Expenditures required to bring a newly acquired property up to standard. The expenditures are typically identified during underwriting and incurred within the first year of ownership. Investment* Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization less the value attributable to refundable Entrance Fee liabilities; and (ii) the carrying amount of DFLs and Debt Investments. Investment excludes land held for development and assets held for sale. Investment also includes the Company’s pro rata share of the real estate assets and intangibles held in the Company’s unconsolidated JVs, presented on the same basis. Metropolitan Statistical Areas (“MSA”) Metropolitan Statistical Areas are geographic entities delineated by the Office of Management and Budget for use by Federal Statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population, consists of one or more counties and includes the counties containing the core urban area, as well as any adjacent counties that have a high degree of social and economic integration (as measured by commuting to work) with the urban core. Net Debt* Total Debt less the carrying amount of cash and cash equivalents as reported in the Company’s consolidated financial statements and the Company’s pro rata share of cash and cash equivalents from the Company’s unconsolidated JVs. Net Debt is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. 40

REP OR TING Glossary Net Debt to Adjusted EBITDA* Net Debt divided by Adjusted EBITDA is a supplemental measure of the Company’s ability to decrease its debt. Because the Company may not be able to use its cash to reduce its debt on a dollar-for-dollar basis, this measure may have material limitations. Rental and Operating Revenue Includes rental related revenues, tenant recoveries, resident fees and services and income from Direct Financing Leases. Retention Rate The ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of the lease. REVPOR The three-month average revenue per occupied room for the most recent calendar quarter available weighted to reflect HCP’s share. REVPOR cannot be derived from the information presented for the SHOP portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company’s pro rata share. Net Operating Income from Continuing Operations (“NOI”) and Cash NOI* See the “NOI” and “Cash NOI” definitions included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding NOI and Cash NOI. Occupancy For life science facilities and medical office buildings, Occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For senior housing triple-net facilities, post-acute/skilled facilities and hospitals, Occupancy represents the facilities’ average operating Occupancy for the trailing three-month period ended one quarter in arrears from the date reported. For properties in the Company’s SHOP, Occupancy represents the facilities’ average operating Occupancy for the most recent calendar quarter available weighted to reflect HCP’s share. The percentages are calculated based on units for senior housing facilities and available beds for post-acute/skilled facilities and hospitals. The percentages shown exclude newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. Penetration Rate Reflects the number of available senior housing units by majority type as a percentage of households with seniors age 75 and older. This measurement is an indicator of market demand for new development and expansion projects. Pooled Leases Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of cross default protection, a pooling agreement or multiple pooling agreements, or cross-guaranties. Qualified Care Giver Qualified Care Giver represents a household consisting of individuals between 45 and 64 years of age with income of $100,000 or more. Qualified Care Giver % is the ratio of Qualified Care Givers to the total population, which provides an indication of senior housing demand due to the role adult children have in the senior housing selection process. Redevelopment Properties that require significant capital expenditures (generally more than 25% of acquisition costs or existing basis) to achieve stabilization or to change the use of the properties. Newly completed redevelopments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service. RIDEA A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility. Same Property Portfolio (“SPP”)* SPP NOI and Cash NOI information allows the Company to evaluate the performance of its property portfolio under a consistent population by eliminating changes in the composition of its portfolio of properties. The Company includes properties from its consolidated portfolio, as well as properties owned by the Company’s unconsolidated JVs in its SPP NOI and adjusted NOI. The Company identifies its SPP as Stabilized properties that remained in operations and were consistently reported as leased properties or RIDEA properties for the duration of the year-over-year comparison periods presented, excluding assets held for sale. Accordingly, it takes a Stabilized property a minimum of 12 months in operations under a consistent reporting structure to be included in the Company’s SPP. Newly acquired operating assets are generally considered Stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered Stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. SPP excludes (i) certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis and (ii) Entrance Fees and related activity such as deferred expenses, reserves and management fees related to Entrance Fees. A property is removed from the Company’s SPP when it is sold, placed into redevelopment or changes its reporting structure. Secured Debt Ratio* Total Secured Debt divided by Total Gross Assets. Secured Debt Ratio is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The ratio of Consolidated Secured Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Secured Debt Ratio. The Company’s pro rata share of Total Secured Debt from the Company’s unconsolidated JVs is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs. 41

REP OR TING Glossary Square Feet (Sq. Ft.) The square footage for properties, excluding square footage for development or redevelopment properties prior to completion. Stabilized / Stabilization Newly acquired operating assets are generally considered Stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered Stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. Total Debt* Total Market Equity The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits). Total Secured Debt* Consolidated Secured Debt plus the Company’s pro rata share of mortgage debt from the Company’s unconsolidated JVs. Total Secured Debt is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. Units/Square Feet/Beds Senior housing facilities are measured in available units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet. Post-acute/skilled facilities and hospitals are measured in available beds. Consolidated Debt plus the Company’s pro rata share of total debt from the Company’s unconsolidated JVs. Total Debt is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. Total Gross Assets* Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Company’s unconsolidated JVs, after adding back accumulated depreciation and amortization. Total Gross Assets is a supplemental measure of the Company’s financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. Total Rental and Operating Revenue* Includes rental related revenues, tenant recoveries, resident fees and services and income from Direct Financing Leases. Total rental and operating revenue includes the Company’s pro rata share from unconsolidated JVs. * Non-GAAP Supplemental Measures Reconcilations, definitions and important http://ir.hcpi.com/financial-reconciliation. discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this report can be found at 42

Adjusted EBITDA and Adjusted Fixed Charge Coverage Debt Ratios Dollars in thousands NET INCOME TO ADJUSTED EBITDA Three Months ended March 31, 2017 Interest expense 86,718 Depreciation and amortization of real estate and in-place lease intangibles 136,554 HCP’s share of unconsolidated JV EBITDA 19,604 EBITDA $ 697,318 Other impairment recovery (50,895) Litigation provision 1,838 (1) On January 1, 2017, the Company early adopted the FASB ASU No. 2017-01, Clarifying the Definition of a Business which prospectively results in the Company recognizing the majority of its real estate acquisitions as asset acquisitions rather than business combinations. Acquisition and pursuit costs relating to completed asset acquisitions are capitalized, including those costs incurred prior to January 1, 2017. Real estate acquisitions completed prior to January 1, 2017 were deemed business combinations and the related acquisition and pursuit costs were expensed as incurred. Adjusted EBITDA $ 331,983 Interest expense $ 86,718 Capitalized interest 3,090 ADJUSTED FIXED CHARGE COVERAGE 3.6x 43 Fixed Charges $ 91,196 HCP’s share of unconsolidated JV interest expense 1,388 ADJUSTED FIXED CHARGES Foreign currency remeasurement gain (77) Gain on sales of real estate, net (317,258) Transaction-related items(1) 1,057 Other JV adjustments (304) Equity income from unconsolidated JVs(3,269) Income taxes benefit (6,162) Net income$ 464,177

Debt Ratios As of and for the quarter ended March 31, 2017, dollars in thousands March 31, 2017 TOTAL DEBT AND NET DEBT Term loan(2) 274,103 Mortgage debt 147,329 Consolidated Debt $ 8,141,452 HCP’s share of unconsolidated JV other debt 185,298 Cash and cash equivalents (764,114) Net Debt $ 7,692,935 FINANCIAL LEVERAGE Total Gross Assets 18,582,441 SECURED DEBT RATIO HCP’s share of unconsolidated JV mortgage debt 166,945 Total Gross Assets 18,582,441 (1) Represents £394 million translated into U.S. dollars. (2) Represents £220 million translated into U.S. dollars. (3) Represents the current quarter Adjusted EBITDA multiplied by a factor of four. NET DEBT TO ADJUSTED EBITDA Annualized Adjusted EBITDA(3) 1,327,932 44 Net Debt to Adjusted EBITDA5.8x Net Debt $ 7,692,935 Secured Debt Ratio 1.7% Secured debt $ 314,274 Mortgage debt $ 147,329 Financial Leverage 45.7% Total Debt $ 8,493,695 HCP’s share of unconsolidated JV cash and cash equivalents (36,646) Total Debt $ 8,493,695 HCP’s share of unconsolidated JV mortgage debt 166,945 Other debt 91,263 Senior unsecured notes 7,136,336 Bank line of credit(1) $ 492,421

COMPANY

Information

BOARD OF DIRECTORS

MICHAEL D. MCKEE
Executive Chairman, HCP, Inc.

THOMAS M. HERZOG
Chief Executive Officer, HCP, Inc.

DAVID B. HENRY
Lead Independent Director, HCP, Inc.
Former Vice Chairman and Chief Executive Officer,
Kimco Realty Corporation

BRIAN G. CARTWRIGHT
Senior Advisor,
Patomak Global Partners, LLC
Former General Counsel, SEC

CHRISTINE N. GARVEY
Former Global Head of Corporate
Real Estate Services, Deutsche Bank AG

JAMES P. HOFFMANN
Former Partner and Senior Vice President,
Wellington Management Company

PETER L. RHEIN
Partner,
Sarlot & Rhein

JOSEPH P. SULLIVAN
Chairman Emeritus, Board of Advisors,
RAND Health; Former Chief Executive Officer
American Health Properties, Inc.

EXECUTIVE MANAGEMENT

MICHAEL D. MCKEE
Executive Chairman

THOMAS M. HERZOG
Chief Executive Officer

J. JUSTIN HUTCHENS
President

PETER A. SCOTT
Executive Vice President
Chief Financial Officer

TROY E. MCHENRY
Executive Vice President,
General Counsel and Corporate Secretary

SCOTT A. ANDERSON
Executive Vice President and
Chief Accounting Officer

JONATHAN M. BERGSCHNEIDER
Senior Managing Director
Life Science Properties

THOMAS M. KLARITCH
Senior Managing Director
Medical Office Properties

KENDALL K. YOUNG
Senior Managing Director
Senior Housing Properties

KAI HSIAO
Executive Vice President
Senior Housing Properties

45

The Cove South San Francisco, CA Forward-Looking Statements & Risk Factors “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this supplemental report which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, the Company’s expectations regarding (i) the Company’s pending or contemplated acquisitions, dispositions and development projects, including with respect to closing dates, completion dates, stabilization dates, rentable square feet, costs to complete, and total investment, (ii) rentable square feet for land held for development, (iii) the Company’s 2017 guidance, and (iv) target metrics, including but not limited to Net Debt to Adjusted EBITDA and Financial Leverage. These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s and its management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the Company’s reliance on a concentration of a small number of tenants and operators for a significant percentage of its revenues, with its concentration in Brookdale increasing as a result of the consummation of the spin-off of QCP on October 31, 2016; the financial condition of the Company’s existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding the Company’s ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; the ability of the Company’s existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to the Company and the Company’s ability to recover investments made, if applicable, in their operations; competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; the Company’s concentration in the healthcare property sector, particularly in life sciences, medical office buildings and hospitals, which makes its profitability more vulnerable to a downturn in a specific sector than if the Company were investing in multiple industries; availability of suitable properties to acquire at favorable prices, the competition for the acquisition and financing of those properties and the costs of associated property development; the Company’s ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or the Company exercises its right to foreclose on loan collateral or replace an existing tenant or operator upon default; the risks associated with the Company’s investments in JVs and unconsolidated entities, including its lack of sole decision making authority and its reliance on its partners’ financial condition and continued cooperation; the Company’s ability to achieve the benefits of acquisitions and other investments within expected time frames or at all, or within expected cost projections; operational risks associated with third party management contracts, including the additional regulation and liabilities of RIDEA lease structures; the potential impact on the Company and its tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; the effect on the Company’s tenants and operators of Continued 46

Solana Preserve Houston, TX Forward-Looking Statements & Risk Factors (Continued) legislation, executive orders and other legal requirements, including the Affordable Care Act and licensure, certification and inspection requirements as well as laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect the Company’s costs of compliance or increase the costs, or otherwise affect the operations, of its tenants and operators; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in the Company’s credit ratings, and the value of its common stock, and other conditions that may adversely impact the Company’s ability to fund its obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic and other conditions, including currency exchange rates; changes in the credit ratings on U.S. government debt securities or default or delay in payment by the government of its obligations; the Company’s ability to manage its indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; the Company’s ability to maintain its qualification as a real estate investment trust; and other risks and uncertainties described from time to time in the Company’s Securities and Exchange Commission (SEC) filings. You should not place undue reliance on any forward-looking statements. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law. The information in this supplemental report should be read in conjunction with the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions (and Reconciliations of Non-GAAP Financial Measures) are an integral part of the information presented herein. On the Company’s website, www.hcpi.com, you can access, free of charge, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on the Company’s website is not incorporated by reference into, and should not be considered a part of, this supplemental report. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC at www.sec.gov. This supplemental report also includes market and industry data that the Company has obtained from market research, publicly available information and industry publications. The accuracy and completeness of such information are not guaranteed. The market and industry data is often based on industry surveys and preparers’ experience in the industry. Similarly, although the Company believes that the surveys and market research that others have performed are reliable, it has not independently verified this information. For more information, contact Andrew Johns, Vice President - Investor Relations, at (949) 407-0400. 6447

CORP ORATE HEADQUARTERS 192 0 MAIN STREE T, S UITE 1 2 00 IRVINE , CA 92614 (949) 4 07-0700 SAN FRANCIS CO OFFICE 95 0 TOWER LANE , S UITE 1 65 0 FOSTER CIT Y, CA 94 4 04 NASHVILLE OFFICE 3000 MERIDIAN B OULEVARD, S UITE 2 00 FRANKLIN , TN 37067 48